Exhibit 99.2

The Howard Hughes Corporation® Announces Pricing Of Public Offering Of 2,000,000 Shares Of Common Stock And Private Placement Of 10,000,000 Shares Of Common Stock

DALLAS, March 27, 2020 /PRNewswire/ --The Howard Hughes Corporation® (NYSE: HHC) (the "Company") today announced that it has priced an underwritten public offering of 2,000,000 shares of the Company's common stock (the "Offered Shares"), at a price per share to the public of $50, for estimated aggregate net proceeds (after deducting estimated underwriting discounts and commissions and estimated offering expenses) of $94,000,000. The Company also has granted the joint bookrunners an option to purchase an additional 300,000 shares of common stock at the same price.

In addition, the Company entered into a purchase agreement with Pershing Square Capital Management, L.P., a Delaware limited partnership, acting as investment advisor to funds that it manages, including Pershing Square Holdings, Ltd., Pershing Square International, Ltd., and Pershing Square, L.P. (collectively, the "Pershing Square Funds"), pursuant to which, the Pershing Square Funds will purchase, at the same price as the offering price, an aggregate of 10,000,000 shares of the Company's common stock, for estimated aggregate net proceeds of $488,000,000.

The Company expects to use the net proceeds of the offering and the net proceeds of the concurrent private placement for general corporate purposes, including to strengthen the balance sheet and provide liquidity.

BofA Securities, JPMorgan and Wells Fargo Securities acted as joint bookrunners for the offering. The offering is being made pursuant to an effective shelf registration statement, prospectus and prospectus supplement filed by the Company.

A shelf registration statement on Form S-3, including a prospectus, and a preliminary prospectus supplement related to the shares offered in the offering, and a preliminary prospectus supplement related to the offering were filed by the Company with the Securities and Exchange Commission (the "SEC"). The registration statement became effective on March 27, 2020. Before you invest, you should read the prospectus included in that registration statement, the preliminary prospectus supplement and, when available, the final prospectus supplement related to the offering and the documents incorporated by reference in that registration statement, the preliminary prospectus supplement and the final prospectus supplement related to the offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. You may obtain copies of the preliminary prospectus supplement and the accompanying prospectus, and, when available, the final prospectus supplement, relating to the offering by contacting: BofA Securities, Inc., NC1-004-03-43, 200 North College Street, Charlotte, NC 28255, Attention: Prospectus Department, email: dg.prospectus_requests@bofa.com; J.P. Morgan Securities LLC, Attention: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204; or Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, Attention: Equity Syndicate Department, fax no: (212) 214-5918.

This release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer to buy the securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time prior to notice of its acceptance given after the effective date of the shelf registration statement.

Forward-Looking Statements
This release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the proposed offering and the proposed concurrent private placement. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future, including risks and uncertainties relating to the consummation of the proposed offering or the proposed concurrent private placement by the Company and the risks identified, or incorporated by reference, in the prospectus supplement or accompanying prospectus relating to the offering. As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

About The Howard Hughes Corporation®
The Howard Hughes Corporation owns, manages and develops commercial, residential and mixed-use real estate throughout the U.S. Its award-winning assets include the country's preeminent portfolio of master planned cities and communities, as well as operating properties and development opportunities including: the Seaport District in New York; Columbia, Maryland; The Woodlands®, The Woodlands Hills®, and Bridgeland® in the Greater Houston, Texas area; Summerlin®, Las Vegas; and Ward Village® in Honolulu, Hawaiʻi. The Howard Hughes Corporation's portfolio is strategically positioned to meet and accelerate development based on market demand, resulting in one of the strongest real estate platforms in the country. Dedicated to innovative placemaking, the company is recognized for its ongoing commitment to design excellence and to the cultural life of its communities. The Howard Hughes Corporation is traded on the New York Stock Exchange as HHC. For additional information visit www.howardhughes.com.

Contacts
The Howard Hughes Corporation
Cristina Carlson, 646-822-6910
VP, Corporate Communications and Public Relations
cristina.carlson@howardhughes.com

For HHC Investor Relations
David O'Reilly, 214-741-7744
Chief Financial Officer
david.o'reilly@howardhughes.com